UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 11, 2008

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

1358 Fruitville Road, Suite 210Sarasota, Florida	34236
(Address of Principal Executive Offices)	(Zip Code)

(941) 364-8180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)      Effective December 5, 2008, GPS Industries, Inc. (the “Company”) terminated its relationship with Sherb & Co., LLP, Certified Public Accountants (“SCL”) as the independent registered public accounting firm engaged to audit the financial statements of the Company.

          SCL performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006. During this period and the subsequent interim period prior to SCL’s termination, there were no disagreements with SCL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to SCL’s satisfaction would have caused SCL to make reference to the subject matter of the disagreements in connection with SCL’s report.

          The audit reports of SCL for the Company’s fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. SCL’s report on the Company’s financial statements as of and for the years ended December 31, 2007 and 2006 indicated that the financial statements had been prepared assuming that the Company will continue as a going concern and that the Company’s losses from operations and accumulated deficit raised substantial doubt about the Company’s ability to continue as a going concern. The Company does not dispute this conclusion.

          The Company has provided SCL with a copy of the disclosures contained in this Item 4.01, and the Company has requested SCL to furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the statements made above by the Company. A copy of the letter from SCL addressed to the Commission dated as of December 11, 2008 is filed as Exhibit 16.1 to this Form 8-K.

(b)      Effective December 8, 2008, the Company engaged Moore Stephens Lovelace, P.A (“MSL”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2008. The Company did not consult with MSL on any matters set forth with Item 304(a)(2) of Regulation S-B prior to retaining such firm as its new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

16.1	Letter from Sherb & Co., LLP to the Securities and Exchange Commission dated December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of December 2008.

By:	/s/ David L. Chessler

David L. Chessler
Chief Executive Officer